EXHIBIT 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. 1350, the undersigned, Louis P. Scheps, the President and Chief Executive Officer and Jeffery A. Baird, the Chief Financial Officer of CAS Medical Systems, Inc., (the “issuer”), do hereby certify that the report on Form 10-KSB accompanying this certification (the “report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/  Louis P. Scheps
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Louis P. Scheps
Chairman of the Board, President and Chief Executive Officer
CAS Medical Systems, Inc.
March 23, 2006

/s/  Jeffery A. Baird
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Jeffery A. Baird
Chief Financial Officer
CAS Medical Systems, Inc.
March 23, 2006